41 Madison Avenue, 22nd Floor
                                     New York, NY 10010
                                           212/693-0001

                                                                           Click
                                                                     DoubleClick
                                                             www.doubleclick.net

                    DART(TM) SERVICE AGREEMENT FOR PUBLISHERS
                              TERMS AND CONDITIONS

1. Agreement. DoubleClick, Inc. ("DoubleClick") and You hereby enter into the agreement set forth in these Terms and Conditions and in the Cover Page (collectively, this "DART Service Agreements" or "Agreement"), as of the Effective Date set forth on the Cover Page. All capitalized items not otherwise defined in these Terms and Conditions shall have the meanings as defined on the Cover Page. "Advertiser shall mean any entity or person that desires to advertise their own products or services. "Publisher" shall mean any entity or person that desires to use the DART Service to target and measure advertisements for Advertisers on their own Web site.

2. DART Service. The DART Service (the "Service") is a service provided by DoubleClick to Publishers for targeted and measured delivery of ad banners from DoubleClick's servers to the Web Sites set forth on the cover page of this Agreement ("Target Sites"). The ad banners are displayed to visitors ("Visitors") to the Target Sites based on criteria selected by You and Your Advertisers.

3. Ad Management Systems. You and DoubleClick understand that You are required to use DoubleClick's proprietary Ad Management System software technology (the "System") in order to receive the Service. Accordingly, DoubleClick grants to You the non-exclusive and non-transferrable right to access and use the System, which You can access and use only on DoubleClick's Web servers by means of a unique password chosen by You, and only for the purposes of: (i) performing projections of ad banner impression inventories that might be available through the Service, (ii) uploading and storing ad banners for delivery by the Service,
(iii) selecting trafficking criteria for the delivery of ad banners to Target Sites and Visitors, and (iv) receiving reports of ad banner impressions and other data related to the delivery of ad banners by the Service.

4. Your Obligation. You shall be solely responsible for soliciting all Advertisers, trafficking of ad banners (which shall include the input of ad banners into the System) and handling all inquiries of any type or nature. You shall obtain all necessary rights, licenses, consents, waivers and permissions from Advertisers, Visitors and others, to allow DoubleClick to store and deliver ad banners and otherwise operate the Service3 on Your behalf and on behalf of You Advertisers, and to use any data provided in or collected by the System. You further represent that You have read, and will conform to DoubleClick's statements on privacy that can be found on the DoubleClick Web site. You further agree that advertisements provided to DoubleClick and/or delivered on behalf of You, and Your other promotional and marketing activities in connection with the use of the Service, including the Target Sites, shall not be deceptive, misleading, obscene, defamatory, illegal or unethical.

5. DoubleClick's Obligations.  DoubleClick's sole obligations hereunder shall be
(i) to make the System available to You, (ii) to deliver ad banners through the Service according to the trafficking criteria selected by You using the System,
(iii) to make customer service personnel available by telephone for support twenty-four hours per day, seven days per week and (iv) to provide six training days at DoubleClick's premises explaining the proper use of the Service and the System. A "training day" is defined as a full day training session for one of Your employees. You can divide the training days in any manner You deem appropriate, such as having three employees attend two sessions each, six employees attend one session each, or one employee attend all six sessions. The cost for such training sessions is included in the Upfront Fee. If You require additional training or training on Your site, DoubleClick shall provide such training to You at DoubleClick's standard published rates for such training. For training on Your Site, You agree to reimburse DoubleClick for its actual travel and lodging expenses. You shall not permit any of Your employees to access and use the Service or the System unless any such employee has successfully completed the training session and has been so certified by DoubleClick.

6. Fees. You shall pay DoubleClick the fees set forth on the Cover Page to this Agreement. The fees may include an Upfront Fee and Monthly Service Fees. The Upfront Fee is a one-time, non-creditable, non-refundable fee for Your use of the Service and the System, payable upon execution of this Agreement. The Monthly Service Fees are recurring, non-refundable, non-creditable fees, payable within thirty (30) days after receipt of an invoice from DoubleClick for such fees. The Monthly Service Fee shall be based on the number of ad banner impressions delivered through the Service on behalf of You each month, divided by one thousand (1,000) and multiplied by the Monthly Service Fee CPM rate set forth on the Cover Page to this Agreement. If Your Monthly Service Fee is less than the Minimum Monthly Service Fee in any given month, You shall owe DoubleClick the Minimum Monthly Service Fee for that month. To the extent that the average file size of all ad banners delivered via the Service in a given month ("Average Ad Size") exceeds the Ad Size Limit set forth on the Cover Page, the Monthly Service Fee payable for that month shall be increased by an amount that shall be calculated by subtracting the Ad Size Limit from the Average Ad Size, diving that difference by the Ad Size Limit, and multiplying the quotient by the Monthly Service Fee CPM rate set forth on the Cover Page of this Agreement. All fees hereunder shall be denominated in U.S. dollars and paid by wire transfer to an account to be designated by DoubleClick, or by other means expressly agreed to in writing by DoubleClick, or by other means expressly agreed to in writing by DoubleClick. You shall also be responsible for and shall pay any applicable sales, use or other taxes or duties, tariffs or the like applicable in provision of the Service (except for taxes on DoubleClick's income). Late payments will be subject to late fees at the rate of one and one half percent (1.5%) per month, or, if lower, the maximum rate allowed by law. If You fail to pay fees invoiced by DoubleClick within thirty (30) days following the payment due date. DoubleClick shall have the right to suspend performance of the Services without notice to You; such Service not be reinstated until You pay all such overdue amounts and an additional reinstatement fee of $1,000. In addition, You also agree to pay any attorneys' fees and/or collection costs incurred by DoubleClick in collecting any past due amounts from You.

7. Proprietary Rights and Restriction. DoubleClick is the exclusive supplier of the Service and the exclusive owner of all right, title and interest in and to the System, all software, databases and other aspects and technologies related to the System and Service, including the System, any enhancements thereto and any materials provided to You by DoubleClick through the System or otherwise. You may not use the System except pursuant to the limited rights expressly granted in this Agreement. You shall use the System only in accordance with reference manuals to be supplied by DoubleClick and only in accordance with DoubleClick's standard security procedures, as posted on the DoubleClick Web sited or otherwise notified to You.

8. Data. You have the sole and exclusive right to use all data derived from Your use of the Service, for any purpose related to Your business; provided that DoubleClick may use and disclose the Visitors' data (other than personally identifiable information) derived from Your use of the Service only (i) for DoubleClick's reporting purposes, consisting of compilation of aggregated statistics about the Service (e.g., the aggregate number of ads delivered) that may be provided to customers, potential customers and the general public; and
(ii) if required by court order, law or governmental agency. As part of the DART service, DoubleClick will supply You with unlimited Standard Reports available on the Admanage Interface. DoubleClick can supply customized reports that are not available on the Admanage Interface at an additional cost.

9. Term. Unless terminated earlier in accordance with the termination rights set forth in this Agreement, the term of this Agreement shall commence on the Effective Date and continue in effect until December 31, 2000 (the "Term").

10. Termination. At any time during the Term, this Agreement shall terminate (i) thirty (30) days after DoubleClick's notice to You if the Service Fee for any month following the third month of the Term is less than the Minimum Monthly Service Fee set forth on the Cover Page to this Agreement, (ii) thirty (30) days after a party's notice to the other party that such other party is in breach hereunder, unless the other party cures such breach within said thirty (30) day period or (iii) ten (10) days after DoubleClick's notice to You of DoubleClick's reasonable determination that You are using the Service or the System in such a manner that could damage or cause injury to the Service or the System or reflect unfavorably on the reputation of DoubleClick (i.e. the Target Sites begin serving pornographic content). If this Agreement is terminated by DoubleClick due to a breach by You. You are required to promptly pay DoubleClick the Minimum Monthly Service Fee for the balance of the Term.

10. Indemnification. You agree to indemnify and hold DoubleClick and its officers, directors, employees and agents (each a "DoubleClick Indemnitee") harmless from and against any and all third party claims, actions, losses, damages, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements incurred by a DoubleClick Indemnitee in any action between You and the DoubleClick Indemnitee, or between the DoubleClick Indemnitee and any third party or otherwise) arising out of or in connection with (i) the breach of any of Your representations, warranties or obligations set forth in this Agreement, (ii) Your use of the Service or the System other than as permitted herein, or (iii) any claim by any Advertiser arising from Your arrangement to display Advertisers' Advertising on the Target Sites.

DoubleClick agrees to indemnify and hold You and Your officers, directors, employees and agents (each "Your Indemnitee") harmless from and against any and all third-party claims, actions, losses, damages, liability, costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Your Indemnitee in any action between DoubleClick and Your Indemnitee, or between Your Indemnitee and any third party or otherwise) arising out of or in connection with the breach of any of DoubleClick's representations, warranties or obligations set forth in this Agreement.

12. WARRANTIES AND DISCLAIMER. DoubleClick represents and warrants that the System was developed by DoubleClick and may be used by You without infringement or misappropriation of any third party's copyrights, trademarks or trade secrets or U.S. patents issued as of the Effective Date. You acknowledge that the Service and the System can be used to target, measure and traffic advertisements in many different ways and based on many different types of data. You represent and warrant that You will not use the Service or the System in a way or for any purpose that infringes or misappropriates any third party's intellectual property or personal rights. EXCEPT AS SET FORTH IN THIS AGREEMENT, DOUBLECLICK MAKES NO WARRANTIES OF ANY KIND TO ANY PERSON WITH RESPECT TO THE SERVICE, THE SYSTEM OR ANY AD BANNER OR OTHER DATA SUPPLIED THEREBY, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

13. Limitation and Exclusion of Liability. Except as otherwise set forth in the Agreement, DoubleClick shall not be liable to You or any other third party for any loss, cost, damage or expense incurred in connection with the availability, operation or use of the Service, the System or any ad banner or other data supplied thereby, including, without limitation, for any unavailability or inoperability of the System or the Internet, technical malfunction, computer error or loss or corruption of data, or other injury, damage or disruption of any kind related thereto, unless DoubleClick has directly caused such loss, cost, damage or expense through its gross negligence or intentional misconduct. In no event shall either party be liable for any indirect, incidental, consequential, special or exemplary damages, including, but not limited to, loss of profits, or loss of business opportunity, even if such damages are foreseeable and whether or not such party has been advised of the possibility thereof. Each party's maximum aggregate liability shall not exceed the total amount paid by You to DoubleClick under this Agreement during the twelve (12) month period prior to the first date the liability arose.

12. Confidentiality The terms of this Agreement, and information and data that one party (the "Receiving Party") has received or will receive from the other party (the "Disclosing Party") about the Service, the System and other matters are proprietary and confidential information ("Confidential Information"), including without limitation any information that is marked as "confidential" or should be reasonably understood to be confidential or proprietary to the disclosing Party and any reference manuals compiled or provided hereunder. The Receiving Party agrees that for the Term and for two (2) years thereafter, the Receiving Party will not disclose the Confidential Information to any third party, nor use the Confidential Information for any purpose not permitted under this Agreement. The nondisclosure obligations set forth in this Section shall not apply to information that the Receiving Party can document is generally available to the public (other than through breach of this Agreement) or was already lawfully in the Receiving Party's possession at the time of receipt of the information from the Disclosing Party.

15. Independent Contractor Status. Each party shall be and act as an independent contractor and not as partner, joint venturer or agent of the other.

16. Modifications and Waivers. This Agreement represents the entire understanding between DoubleClick and You and supersedes all prior agreements relating to the subject matter of this Agreement. No failure or delay on the part of either party in exercising any right, power or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise or the exercise of any other right, power or remedy. Unless otherwise specified, any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the parties from the terms of this Agreement, shall be effective only if its made or given in writing and signed by both parties.

17. Assignment. This Agreement and rights hereunder are not transferrable or assignable without prior written consent of the non-assigning party; provided, however, that this Agreement may be assigned by either party (a) to a person or entity who acquires substantially all of such party's assets, stock or business by sale, merger or otherwise and (b) to an affiliate of such party.

18. Applicable Law. This Agreement shall be governed by the law of New York, without reference to its conflict of laws, rules or principles, and the United States.

19. Audit of the System. On a monthly basis, the System is independently audited by ABC Interactive, a third-party auditor. Upon request, DoubleClick agrees to provide You with a copy of the reports prepared by ABC Interactive relating to the System. DoubleClick agrees to provide You with the same rights to copies of the reports if DoubleClick enters an agreement with a third-party auditor other than ABC Interactive at some later date.

20. General. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the minimum extent necessary without invalidating the remaining provisions of this Agreement or effecting the validity or enforceability of such provisions in any other jurisdiction. No failure or omission by either party in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement nor create any liability if the same shall arise from any cause or causes beyond the reasonable control of such party, including but not limited to the following: acts of God, acts or omissions of any government, or any rules, regulations or orders of any governmental authority or any officer, department, agency or instrument thereof: first, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, Internet brown-out, insurrection, riot, invasion, strikes, or lockouts. All notices, demands and other communications provided for or permitted under this Agreement shall be made in writing to the parties at the addresses on the Cover Page and shall be sent by registered or certified first-class mail, return receipt requests, telecopies, courier service or personal delivery and shall be deemed received upon delivery.

                          41 Madison Avenue, 22nd Floor
                                     New York, NY 10010
                                           212/693-0001
                                                             Click
                                                             DoubleClick
                                                             www.doubleclick.net

                    DART(TM) SERVICE AGREEMENT FOR PUBLISHERS
--------------------------------------------------------------------------------
You agree to pay DoubleClick, Inc., all of the fees and other charges specified below and DoubleClick, Inc. agrees to provide the DART Service to You, all in accordance with the attached Terms and Conditions. Both You and DoubleClick, Inc. agree that this Cover Page and the attached Terms and Conditions (collectively, the "DART Service Agreement" or "Agreement"), may be updated from time to time by replacing or adding further signed attachments to this Agreement.
--------------------------------------------------------------------------------

Your Company  Wordcruncher                   Contact:       Dan Lunt
Name          So. W. Canyon Crest Rd.        Phone:         801-816-9904
and           Alpine, UT                     Fax:           801-756-8198
Address:      84004                          E-Mail:

Your Billing                                 Contact:       Mike Schouten
Address, if                                  Phone:         801-816-9904
Different:                                   Fax:
                                             E-Mail:
Web Site(s):  www.wordcruncher.com

Fees          Upfront Fee due on signing                    US$ 4500

Monthly Service Fee per 1000 ad banner impressions (CPM)    (see chart below)

Ad Size Limit:  12  Kbytes          Minimum Monthly Service Fee:  US$ 500*

                       *Effective February 1, 2000 /s/ RC
               -----------------------------------------------------------------
Custom         MONTHLY SERVICE FEE
Arrangements   -------------------
               Number of Revenue Generating Ad Impressions
               Delivered by DART Service Per Month             Cost Per Thousand
               -----------------------------------             -----------------
                  From 1            to 1,000,000                   $1.40
                  From 1,000,001    to 5,000,000                   $1.25
                  From 5,000,001    to 10,000,000                  $1.05
                  From 10,000,001   to 20,000,000                  $0.90
                  From 20,000,001   to 30,000,000                  $0.75
                  From 30,000,001   to 40,000,000                  $0.65
                  From 40,000,001   to 50,000,000                  $0.55
                  From 50,000,000+++                               $0.45

               Example of Monthly Service Fee Circulation
               ------------------------------------------
               If the number of ad impressions delivered by the Service in the month is 6,750,000

               (i)  Divide into Volume Tiers
                    Tier 1:  1,000,000
                    Tier 2:  4,000,000
                    Tier 3:  1,750,000

               (ii) Divide each tier amount by 1,000 and then multiply by the applicable Monthly Service Fee rate

                    Tier 1: (1,000,000 / 1,000) x $1.40 =   $1400
                    Tier 2: (4,000,000 / 1,000) x $1.25 =   $5000
                    Tier 3: (1,750,000 / 1,000) x $1.05 =   $1837.50
                                                          ----------
                        Monthly service Fee                 $8237.50

              ------------------------------------------------------------------

               Fee for non-revenue generating house ads redirected to Your servers for delivery on Your bandwidth
               (on a CPM basis)                                US$  0.20

--------------------------------------------------------------------------------
The undersigned confirm their mutual agreement to these arrangements as of the Effective Date.
--------------------------------------------------------------------------------

DOUBLECLICK INC.                           YOUR COMPANY NAME:   WCTI
                                                              (Please print)

Signature:   /s/                           Signature:   /s/
          -----------------------------             ----------------------------
Printed Name:  Aaron Mittman               Printed Name:  Dan Lunt
Title: Director, Direct Sales N. America   Title:  President/CEO


Effective Date: _______________________

--------------------------------------------------------------------------------
         DOUBLECLICK(R) and DART(TM) are trademarks of DoubleClick Inc.,
                            (c)1998 DoubleClick Inc.
                              All rights reserved.